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                                                                   Press Release
                                                                      EXHIBIT 99



[LYONDELL LOGO APPEARS HERE]                    [MILLENNIUM LOGO APPEARS HERE]


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                                                           FOR IMMEDIATE RELEASE


LYONDELL AND MILLENNIUM COMPLETE EQUISTAR JOINT VENTURE

     Houston, Texas, Iselin, New Jersey, and London, England - December 1, 1997
- Lyondell Petrochemical Company (NYSE:LYO) and Millennium Chemicals Inc. (NYSE:MCH) announced today that the joint venture transaction to form Equistar Chemicals LP, combining both companies' olefins and polymers businesses, has been completed. Equistar is now the largest and one of the lowest-cost producers of ethylene and polyethylene in North America. Equistar is owned 57% by Lyondell and 43% by Millennium.

     With the completion of the transaction, Millennium Chemicals has received $750 million today in cash and, in addition, expects to receive approximately $250 million more over the next couple of months.

     William M. Landuyt, Chairman and Chief Executive Officer of Millennium Chemicals, said, "We are pleased that Equistar has been launched right on schedule. We anticipate that this unique combination of assets and attitudes will result in the creation of added economic value for Millennium shareholders. The added financial flexibility that results from the transaction has already been put to use as we are on track to acquire the Thann et Mulhouse titanium dioxide and specialty and intermediate chemicals business from Rhone Poulenc by year end."

     Dan F. Smith, President and Chief Executive Officer of Lyondell, said,
"This transaction represents a major step in improving Lyondell's earnings and cash flow outlook during all parts of the business cycle. With Equistar, as well as our majority interest in LYONDELL-CITGO Refining Company Ltd., Lyondell is well positioned to generate significant cash flow over the next several years, which will provide a broad
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spectrum of value creation opportunities for the company." Smith is also serving as Chief Executive Officer of Equistar.

Lyondell Petrochemical Company (web site: www.lyondell.com) is a major chemical and refining company, with majority ownership positions in the premier olefins, polymers and refining companies in North America. Lyondell is:
 .    The largest producer of ethylene, propylene and polyethylene in North
     America and a leading producer of high value-added specialty polymers, color concentrates and polymeric powder through its 57% interest in Equistar Chemicals, LP.
 .    One of the largest and most profitable refiners in the United States, processing very heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel, through its 58% interest in LYONDELL-CITGO Refining Company Ltd.
 .    The third largest methanol producer in the U.S., through its 75% interest in Lyondell Methanol Company LP.

Millennium Chemicals Inc. (web site: www.millenniumchem.com) is a major international chemical company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals.
Millennium Chemicals Inc. is
 .    The second largest producer of TiO2 in the United States and third-largest in the world and a leading producer of titanium tetrachloride;
 .    The second-largest producer of acetic acid and vinyl acetate monomer in the
     United States;
 .    A leading producer of fragrance and flavor chemicals and other products, including cadmium/selenium pigments and silica gel; and
 .    Through its 43% interest in Equistar Chemicals LP, a joint venture with
     Lyondell Petrochemical Company, a partner in the largest producer of ethylene, propylene and polyethylene in North America and a leading producer of high value-added specialty polymers, color concentrates and polymeric powders.


The statements in this release relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, future global economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the Securities and Exchange commission filings of Lyondell and Millennium Chemicals.
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For information, please call:

LYONDELL                                          MILLENNIUM
Media: Jackie Wilson (713) 652-4596               Investors and Media:
                                                  Mickey Foster (732) 603-6777

Investors: Kevin DeNicola
(713) 652-4590